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July 1, 2003

To Whom It May Concern:

Please find enclosed the following documents:

1. Neenah Foundry Company Disclosure Statement dated July 1, 2003 (the "Disclosure Statement").

2. Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and Certain of its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code (the "Plan") (included as Appendix II of the Disclosure Statement).

3. A Ballot (printed on colored paper), including detailed voting instructions.

This Disclosure Statement describes a new solicitation of acceptances of the Plan of Reorganization enclosed herein in lieu of the previous solicitation of Neenah Foundry Company dated May 1, 2003. You are requested to submit a new ballot accepting or rejecting this Plan, even if you submitted a ballot with regard to the previous solicitation.

           PLEASE COMPLETE, SIGN AND DATE THE BALLOT AND RETURN IT
       PROMPTLY TO YOUR NOMINEE. PLEASE ALLOW ADDITIONAL TIME FOR SUCH
            NOMINEE TO REVIEW YOUR BALLOT AND TRANSMIT THE MASTER
              BALLOT TO THE VOTING AGENT BY THE VOTING DEADLINE

        IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE VOTING AGENT AT:

                           INNISFREE M&A INCORPORATED
                               501 Madison Avenue
                               New York, NY 10022
                     Attn: Neenah Foundry Ballot Tabulation
                             Telephone: 877-750-2689

       YOUR NOMINEE MUST RECEIVE YOUR BALLOT, TABULATE IT AND SUBMIT ITS
      MASTER BALLOT TO THE VOTING AGENT BY 5:00 P.M., NEW YORK CITY TIME,
              ON OR BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE PERIOD DURING
  WHICH BALLOTS WILL BE ACCEPTED BY THE DEBTORS, OR TERMINATE THE SOLICITATION PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT
OF THE REQUISITE VOTES IN EACH CLASS APPROVING THE PLAN, IN WHICH CASE THE TERM
  "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO
            WHICH SUCH SOLICITATION IS EXTENDED OR THE DATE ON WHICH
                         THE SOLICITATION IS TERMINATED
                       OR YOUR VOTE WILL NOT BE COUNTED.

                   CLASS 6 - EXISTING SUBORDINATED NOTE CLAIMS